UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2012

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on April 26, 2012. At the meeting, our shareholders voted on, and approved, each of the following three matters:

•	election of twelve directors, each for a one-year term;

•	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2012; and

•	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.

The final vote results for these three matters is set forth below.

The votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Kirk J. Agerson	3,956,705	18,896	0	3,110,353
David M. Cassard	3,926,092	49,509	0	3,110,353
Edward J. Clark	3,926,321	49,280	0	3,110,353
John F. Donnelly	3,943,521	32,080	0	3,110,353
Michael D. Faas	3,859,476	116,125	0	3,110,353
Doyle A. Hayes	3,926,329	49,272	0	3,110,353
Susan K. Jones	3,924,482	51,119	0	3,110,353
Robert B. Kaminski, Jr.	3,960,551	15,051	0	3,110,353
Lawrence W. Larsen	3,926,371	49,230	0	3,110,353
Calvin D. Murdock	3,926,521	49,080	0	3,110,353
Michael H. Price	3,924,321	51,281	0	3,110,353
Timothy O. Schad	3,926,537	49,064	0	3,110,353

The votes cast on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2012 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,045,056	12,723	28,175	0

The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,845,334	109,192	21,075	3,110,353

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ CHARLES E. CHRISTMAS
Charles E. Christmas
Senior Vice President, Chief
Financial Officer and Treasurer

Date: April 30, 2012

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